Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our reports dated October 30, 1997, included in Transaction Systems Architects, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 1997 and to all references to our Firm included in this Registration Statement.

                                                             Arthur Andersen LLP

Omaha, Nebraska,
   November 20, 1998